Exhibit 23.1

CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 24, 2010 with respect to the financial statement of Atlas Resources Public #19-2010(A) L.P. as of January 31, 2010, contained in the Registration Statement on Form S-1 for Atlas Resources Public #19-2010 Program. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON LLP

Cleveland, Ohio
February 24, 2010